UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 14, 2011
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ANADIGICS, INC.

(Exact name of registrant as specified in its charter)

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DELAWARE (State or other jurisdiction of incorporation)	000-51532 (Commission File Number)	22-2582106 (IRS Employer Identification No.)

             141 Mt. Bethel Road, Warren, New Jersey                                                                                                            07059
                    (Address of principal executive offices)                                                                                                                  (zip code)

Registrant’s telephone number, including area code: (908) 668-5000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (sec General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On November 14, 2011, ANADIGICS, Inc., (the “Company”) announced the resignation of Thomas Shields as Executive Vice President, Chief Operating Officer, Chief Financial Officer and  Secretary of the Company, effective November 14, 2011.  Mr. Shields has agreed to provide consulting services to the Company for a period of time to ensure an orderly transition of his current responsibilities.

(c)

On November 14, 2011, the Company appointed Terrence Gallagher, age 52, to serve as Vice President and Chief Financial Officer, effective November 14, 2011.  Mr. Gallagher was previously Vice President, Finance and Controller and had served the Company in that capacity since January 28, 2008.  He was selected by the Board of Directors for his knowledge and breadth of experience in finance, the semiconductor industry and the Company’s worldwide operations. Prior to that Mr. Gallagher served as Controller and Assistant Controller. Prior to joining ANADIGICS, he held financial management positions with Foster-Wheeler and Firmenich Incorporated.  He also spent several years in public accounting with Price Waterhouse. Mr. Gallagher earned his B.A. degree in Accounting from Boston College. He is a licensed CPA.  A copy of Mr. Gallagher’s new employment agreement will be filed as an amendment to this 8-K when available.

A copy of the Company’s press release announcing Mr. Gallagher’s appointment and Mr. Shields’ resignation is attached hereto as exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.                      Description

99.1                      Press release, dated as of November 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           November 14, 2011

ANADIGICS, Inc.
By: /s/Ronald Michels
Name:  Ronald Michels
Title:     President and Chief Executive Officer

Exhibit 99.1

ANADIGICS, INC. ANNOUNCES RESIGNATION OF ITS CHIEF OPERATING AND CHIEF FINANCIAL OFFICER, THOMAS SHIELDS;
APPOINTS TERRENCE GALLAGHER AS CHIEF FINANCIAL OFFICER

WARREN, NJ, November 14, 2011  -  ANADIGICS, Inc. (Nasdaq: ANAD), announced that Thomas Shields had resigned from the positions of Chief Operating Officer, Executive Vice President, Chief Financial Officer and Secretary, effective November 14, 2011  in order to pursue career advancement opportunities outside of ANADIGICS.  Terrence Gallagher, who had served as Vice President, Finance and Controller, has been promoted to the positions of Vice President and Chief Financial Officer.  Mr. Shields has agreed to provide consulting services to the company for a period of time to ensure an orderly transition of all of his current responsibilities.

Ron Michels, Chief Executive Officer, said “Tom advised me today that he is resigning his position at ANADIGICS to pursue career advancement opportunities outside of ANADIGICS.  I understand and appreciate Tom’s desire to advance his career.  He has been instrumental in helping me transition from my previous role to my current Chief Executive Officer role.  I would like to thank him for his assistance in that regard as well as for his many years of service and contributions to ANADIGICS.”  Tom Shields added “I have great respect and fondness for ANADIGICS, its shareholders, Board of Directors, and employees.  I want to thank all of you for being part of my life, and for allowing me to be part of yours, for the past twelve years.  Ron and the ANADIGICS team have accomplished a great deal in a short period of time.  I will miss the team greatly, and I am quite confident in the future of ANADIGICS.”

Ron Michels said “I have worked with Terry for many years.  He is a seasoned semiconductor industry veteran with an outstanding knowledge of both Finance and the ANADIGICS business.  He will be an outstanding addition to ANADIGICS’ senior leadership team.  I am confident that the breadth and depth of Terry’s financial experience will enable him to make very meaningful contributions as we maintain our focus on a product leadership strategy that delivers improved financial performance as quickly as possible.”  Terry Gallagher added “On behalf of our shareholders, I am committed to working closely with the entire ANADIGICS management team to return our business to profitability.”

About ANADIGICS, Inc.

ANADIGICS, Inc. (Nasdaq: ANAD) delivers integrated radio frequency (RF) solutions that OEMs and ODMs demand to optimize the performance of wireless, broadband and cable applications across all major networks and standards.  ANADIGICS features a diverse portfolio of highly linear, highly efficient RFICs.  Headquartered in Warren, NJ, the company’s award-winning products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers, and other components that can be purchased individually or packaged as integrated RF and front-end modules.  For more information, visit www.anadigics.com.

Investor Relations
Terry Gallagher
ANADIGICS, Inc.
Tel: +1 908 668-5000 x6472
Email: tgallagher@anadigics.com